Exhibit 99.2

SXCPTM SXCPartners
SunCoke Energy Partners, L.P.
Q3 2015 Earnings
Conference Call
October 12, 2015

Forward-Looking Statements SXCPTM
This slide presentation should be reviewed in conjunction with the Third Quarter 2015 earnings release of SunCoke Energy Partners, L.P. (SXCP) and conference call held on October 12, 2015 at 8:00 a.m. ET.
Some of the information included in this presentation constitutes “forward-looking statements.” All statements in this presentation that express opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SunCoke Energy, Inc. (SXC) or SXCP, in contrast with statements of historical facts, are forward-looking statements. Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.
Although management believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of assumptions, risks and uncertainties. Many of these risks are beyond the control of SXC and SXCP, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. For more information concerning these factors, see the Securities and Exchange Commission filings of SXC and SXCP. All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Although forward-looking statements are based on current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. SXC and SXCP do not have any intention or obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or after the date of this presentation, except as required by applicable law.
This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix.
SXCP Q3 2015 Earnings Call

Management Perspective SXCPTM
Completed successful Convent Marine Terminal integration; Strong Coal Logistics platform delivered solid Q3 results
Increased FY 2015E Adj. EBITDA and Distributable Cash Flow guidance(1) to reflect benefit of recent acquisitions
Delivered DCF per LP unit accretion of ~$0.02 via $10 million of unit repurchases during Q3, and declared 10th consecutive distribution of $0.5940 per unit
Evaluating value creating opportunities for deploying cash, including unit repurchases, debt repayment and M&A
Cokemaking value proposition positions SXCP as preferred supplier of coke from cost, quality and logistics perspective
(1) For a definition and reconciliation of Adjusted EBITDA and Distributable Cash Flow, please see appendix.
SXCP Q3 2015 Earnings Call

Q3 ‘15 Overview SXCPTM
Adjusted EBITDA(1,2) & Net Income(2)
($ in millions)
Adj. EBITDA Net Income
$52.5 $51.8 $27.1
$1.9 $14.2
$6.3
$20.8
$0.7
$0.6
$1.3
$49.9
$37.6
$20.2
$19.5
Q3 ‘14 Q3 ‘15
Q3 ‘14 Q3 ‘15
Attrib. to SXCP Attrib. to NCI Attrib. to Predecessor
Distributable Cash Flow & Coverage Ratio
($ in millions, except coverage ratio)
Distributable Cash Flow (DCF)
Distribution Cash Coverage Ratio
$93.9 1.36x 1.19x 1.21x
$60.7 1.02x $40.3 $24.4
Q3 ‘14 Q3 ‘15 (3)
YTD ‘14 YTD ‘15(3) Q3 ‘14
Q3 ‘15 (3)
YTD ‘14 YTD ‘15 (3)
Adjusted EBITDA flat
Benefit from Convent acquisition
Offset by deal costs and impact of Haverhill Chemicals
Adj. EBITDA attributable to SXCP up
$12.3M reflecting recent transactions
Net Income down $6.3M due primarily to higher interest expense
Proforma Q3 ‘15 DCF of $40.3M(3); YTD coverage ratio of 1.21x(3)
(1) For a definition and reconciliation of Adjusted EBITDA and Distributable Cash Flow, please see appendix.
(2) Historical periods have been recast to include Granite City operations (predecessor). For basis of presentation details, please see appendix.
(3) Represents Proforma results. For a definition and reconciliation of Proforma Distributable Cash Flow and Distribution Cash Coverage Ratio, please see appendix.
SXCP Q3 2015 Earnings Call

Convent Marine Terminal Highlights SXCPTM
Successfully integrated CMT into Coal Logistics platform
Delivered solid Q3 2015 results, generating $5.4M of Adjusted EBITDA
0.8M transloaded tons and 0.2M accrued tons
On track to contribute approximately $20M to FY 2015E Adjusted EBITDA
Expect Convent Marine Terminal will contribute approximately $60M of Adj. EBITDA on an annualized basis
SXCP Q3 2015 Earnings Call

Liquidity Position SXCPTM
Prudently managing liquidity in light of customers’ ongoing labor negotiations
Q3 Revolver
availability: $65M
$17.0 ($22.1)
$20.8
($15.5)
($10.0)
$2.4
($18.1M) – Payment received Oct. 1
($30.2)
$98.9 ($12.2M) – Environmental
($3.3M) – Ongoing
$61.3
($16.7M) – SXC(1)
($12.3M) – Public unitholders
($1.2M) – Non-controlling interests
Q2 2015 Cash Balance
Net Income
D&A
Working Capital / Other
Capex
Unit Repurchases
M&A Transaction, net (2)
Distributions
Q3 2015 Cash Balance
Drew $185 million on revolving credit facility to close CMT acquisition
No near-term need to term-out revolver borrowings
Assumed ~$45M of SXC’s senior notes as part of Granite City dropdown
Plan to redeem in Q4
(1) Includes $14.9M for LP distributions, $1.1M for IDR payment and $0.7M for distributions to SXC for its 2% General Partner interest in our cokemaking facilities.
(2) Reflects $185.0M of proceeds from drawing on the revolver and $32.3M for proceeds from unit issuance to SXC ($30.0M LP and $2.3M for its 2% GP true-up), partially offset by $193.1M cash used to fund Convent Marine Terminal acquisition, $21.5M of pre-funded capex and $0.3M of debt payments.
SXCP Q3 2015 Earnings Call

Capital Priorities SXCPTM
Capital allocation strategy balances future cash distribution growth with attractiveness of unit repurchases, debt repayment and M&A
SXCP Distribution Growth
10th consecutive quarterly increase
+44%
$0.4125 MQD(1)
$0.3071
$0.4225
$0.4325
$0.4750
$0.5000
$0.5150
$0.5275
$0.5408
$0.5715
$0.5825
$0.5940
$0.6055
May ‘13 (2)
Aug ‘13
Nov ‘13
Feb ‘14
May ‘14
Aug ‘14
Nov ‘14
Feb ‘15
May ‘15
Aug ‘15
Nov ‘15
Feb ‘16E
(1) MQD – Minimum quarterly distribution.
(2) Actual distribution pro-rated to reflect timing of SXCP IPO.
Declared 10th consecutive quarterly distribution of $0.5940, in-line with Q4 guidance of $2.42 annualized
Substantial capacity to grow further; CMT expected to generate $0.17 to $0.22 DCF per LP unit accretion in ‘16E
Executed $10M of highly accretive unit repurchases
Intend to opportunistically execute against remaining $40M authorization, subject to prudent liquidity mgmt.
Accelerated Q3 earnings to resume unit repurchases
Given market dislocation, prioritizing accretive alternatives relative to further distribution increases to build coverage and use cash to:
Repurchase units
Repay debt
Fund M&A (e.g., greenfield, JV opportunities, etc.)
SXCP Q3 2015 Earnings Call

2015 Adj. EBITDA Guidance SXCPTM
Solid operating results and M&A driving guidance improvement
($ in millions)
$185 – $190
$169 – $ 179
~$20
(~$9)
$4
Granite City dropdown
($6.0M) – Haverhill Chemicals
($2.6M) – M&A costs
Original FY 2015E Adj. EBITDA Attrib. to SXCP Guidance (excl. CMT)
Items not in Original Guidance
Non-Controlling Interest
Convent Marine Terminal
Revised FY 2015E Adj. to SXCP Guidance
SXCP Q3 2015 Earnings Call

2015 Outlook SXCPTM
Increased 2015 outlook reflects benefits of
Convent Marine Terminal and Granite City transactions
Original 2015 Outlook(1)
Revised 2015 Outlook
As Reported
Pro-Forma(2)
($ in millions, except per unit data)
Low High Low High Low High
Adjusted EBITDA attributable to SXCP
$169 $179 $185 $190 $197 $202
Less:
Ongoing capex (SXCP share)
$17 $16 $19 $18 $20 $19
Replacement capex accrual
7 7 7 7 7 7
Cash tax accrual(3)
1 1 1 1 1 1
Cash interest accrual
42 42 48 48 50 50
Estimated Distributable Cash Flow
$102 $113 $110 $116 $119 $125
Estimated Distributions
$99 $99 $113 $113 $109 $109
Total distribution cash coverage ratio(4)
1.04x 1.14x 0.97x 1.03x 1.09x 1.15x
Coke Operating Performance (100% basis)
Coke Sales Tons (thousands)
2,410 2,460 2,410 2,460
Coal Logistics Operating Performance
Coal Tons Handled (thousands)
17,600 20,600 18,800 20,600
(1) Excludes expected benefits of Convent Marine Terminal acquisition and Granite City 23% dropdown.
(2) Proforma assumes dropdown of 75% in Granite City occurred January 1, 2015. For Q2, assumes distributions were not paid to units issued in conjunction with the Convent Marine Terminal acquisition and dropdown of 23% in Granite City closed August 12, 2015. For Q3, assumes the Convent Marine Terminal transaction and dropdown of 23% in Granite City were completed on July 1, 2015 and Convent contributes pro-rata, annualized EBITDA.
(3) Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(4) Total distribution cash coverage ratio is estimated distributable cash flow divided by total estimated distributions.
SXCP Q3 2015 Earnings Call

Cokemaking Value Proposition

SXCP™

SunCoke is advantaged supplier of coke from a cost, quality and logistics perspective



Logistics Advantage
Long-term, Take-or-Pay contracts
Significantly Newer Asset Base
SunCoke Energy Cokemaking Value Proposition
Economic Coke Supply
Advantaged Environmental Signature
Leading Technology

- **Logistically advantaged** to serve customer BF assets via conveyor, rail or truck
- **Flexibility** to supply multiple customer facilities

- Customers **required to take all the coke we produce** up to contract maximum
- Key pass-through provisions **substantially limit commodity risk**

- **Low capex** requirements
- **Stable, reliable** operations

- **Low-cost** source of coke
- Provide **attractive alternative** to capital intensive, vertically-integrated coke batteries

- Heat-recovery technology set by **EPA as MACT[1] standards**
- Heat-recovery ovens **do not produce by-product chemicals**

- Capture excess heat for **steam or electrical power generation**
- Constructed **only US greenfield** cokemaking facilities in **last 25 years**

(1) Maximum Achievable Control Technology ("MACT")

SXCP Q3 2015 Earnings Call

Concluding Remarks SXCPTM
Positioned with Unique Cokemaking Value Proposition
Strong cokemaking value proposition positions SunCoke as preferred supplier of coke
Growing Distributable Cash Flow Base
Recent transactions support growth in underlying DCF
Executing Disciplined Capital Allocation Strategy
Balanced approach to returning cash to unitholders
SXCP Q3 2015 Earnings Call

QUESTIONS
SXCPTM
SXCPartners
SXCP Q3 2015 Earnings Call

SXCPTM
SXCPartners
Investor Relations
630-824-1987
www.sxcpartners.com

APPENDIX
SXCPTM
SXCPartners
SXCP Q3 2015 Earnings Call

Basis of Presentation & Definitions SXCPTM
BASIS OF PRESENTATION
On January 13, 2015, we acquired a 75 percent interest in the Granite City cokemaking operation from SXC. Because this was a transfer between entities under common control, all historical financial results of Granite City prior to the dropdown have been included in our financial results. On August 12, 2015, we acquired an additional 23 percent interest in the Granite City cokemaking facility. Net income attributable to SunCoke Energy Partners, L.P./Predecessor includes 100 percent of Granite City net income prior to dropdown, 75 percent after the January dropdown and 98 percent after dropdown in August. Net income attributable to Predecessor includes 100% of Granite City net income prior to the dropdown on January 13, 2015.
DEFINITIONS
Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted for sales discounts, and Coal Logistics deferred revenue. Prior to the expiration of our nonconventional fuel tax credits in 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with our customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. The Coal Logistics deferred revenue represents cash received on Coal Logistics take-or-pay contracts for which revenue has not yet been recognized under US GAAP. Including Coal Logistics deferred revenue in Adjusted EBITDA reflects the cash flow of our contractual arrangements. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.
EBITDA represents earnings before interest, taxes, depreciation and amortization.
Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.
Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled.
SXCP Q3 2015 Earnings Call

Basis of Presentation & Definitions SXCPTM
Distributable Cash Flow represents Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:
SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis; the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders; SXCP’s ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets.
Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used and includes capital expenditures included in working capital at the end of the period.
Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.
SXCP Q3 2015 Earnings Call

Adjusted EBITDA and Distributable Cash Flow Reconciliations

SXCP™

($ in millions)	As Reported Q1 '14	As Reported Q2 '14	As Reported Q3 '14	As Reported Q4 '14	As Reported FY '14	As Reported Q1 '15	As Reported Q2 '15	As Reported Q3 '15	Proforma Q1 '15[1,2]	Proforma Q2 '15[1,3]	Proforma Q3 '15[1,4]
Net cash provided by operating activities	$ 7.0	$ 45.1	$ 34.5	$ 39.9	$ 126.5	$ 29.7	$ 42.8	$ 15.7	$ 29.7	$ 42.8	$ 24.1
Depreciation and amortization expense	(13.0)	(13.6)	(13.7)	(14.0)	(54.3)	(14.6)	(15.4)	(17.0)	(14.6)	(15.4)	(18.5)
Changes in working capital and other	31.7	(5.3)	6.3	(2.0)	30.7	10.7	(9.3)	22.1	1.3	(9.3)	22.0
Loss on debt extinguishment	-	(15.4)	-	-	(15.4)	(9.4)	-	-	-	-	-
Net income	$ 25.7	$ 10.8	$ 27.1	$ 23.9	$ 87.5	$ 16.4	$ 18.1	$ 20.8	$ 16.4	$ 18.1	$ 27.6
Add:											
Depreciation and amortization expense	13.0	13.6	13.7	14.0	54.3	14.6	15.4	17.0	14.6	15.4	18.5
Interest expense, net	2.9	20.4	6.8	7.0	37.1	20.6	10.8	12.4	20.6	10.8	13.7
Income tax expense/(benefit)	0.6	3.5	4.9	1.5	10.5	(3.3)	0.4	0.5	(3.3)	0.4	0.5
Sales discounts	(0.5)	-	-		(0.5)	-	-	-	-	-	-
Coal Logistics deferred revenue	-	-	-	-	-	-	-	1.1	-	-	1.1
Adjusted EBITDA	$ 41.7	$ 48.3	$ 52.5	$ 46.4	$ 188.9	$ 48.3	$ 44.7	$ 51.8	$ 48.3	$ 44.7	$ 61.4
Adjusted EBITDA attributable to NCI	(12.4)	(5.8)	(0.7)	(0.8)	(19.7)	(3.0)	(2.6)	(1.9)	(3.4)	(2.6)	(0.9)
Adjusted EBITDA attributable to Predecessor	(5.7)	(11.7)	(14.2)	(6.7)	(38.3)	(1.5)	-	-	-	-	-
Adjusted EBITDA attributable to SXCP	$ 23.6	$ 30.8	$ 37.6	$ 38.9	$ 130.9	$ 43.8	$ 42.1	$ 49.9	$ 44.9	$ 42.1	$ 60.5
Less:											
Ongoing capex (SXCP share)	(2.7)	(4.7)	(4.6)	(3.2)	(15.2)	(2.7)	(5.8)	(2.9)	(2.7)	(5.8)	(3.7)
Replacement capex accrual	(0.9)	(1.2)	(1.4)	(1.4)	(4.9)	(1.7)	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)
Cash interest accrual	(3.1)	(5.5)	(7.2)	(7.1)	(22.9)	(10.0)	(10.6)	(13.0)	(10.5)	(10.6)	(14.3)
Cash tax accrual	-	-	-		-	(0.1)	(0.1)	(0.4)	(0.1)	(0.1)	(0.4)
Distributable cash flow	$ 16.9	$ 19.4	$ 24.4	$ 27.2	$ 87.9	$ 29.3	$ 23.8	$ 31.8	$ 29.8	$ 23.8	$ 40.3
Quarterly Cash Distribution	19.2	19.8	20.5	22.2	81.7	23.8	29.0	29.6	23.8	24.2	29.6
Distribution Cash Coverge Ratio[5]	0.88x	0.98x	1.19x	1.23x	1.08x	1.23x	0.82x	1.07x	1.25x	0.98x	1.36x

Note: Historical periods have been recast to include Granite City operations (predecessor), which are subsequently adjusted out when calculating distributable cash flow. Please see Basis of Presentation for further details.

(1) Proforma adjustments made for changes in EBITDA and ongoing capex attributable to the partnership, cash interest costs, replacement capital accruals, Corporate cost allocations, distribution levels and units outstanding.

(2) Proforma assumes dropdown of 75% in Granite City occurred January 1, 2015.

(3) Proforma assumes distributions were not paid to units issued in conjunction with the Convent Marine Terminal acquisition and dropdown of 23% in Granite City closed August 12, 2015.

(4) Proforma assumes the Convent Marine Terminal transaction and dropdown of 23% in Granite City were completed on July 1, 2015. Assumes pro-rata, annualized EBITDA contribution from Convent Marine Terminal.

(5) Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SXCP Q3 2015 Earnings Call

Expected 2015E EBITDA Reconciliation

SXCP™

($ in millions)	2015E Low	2015E High
Net Cash Provided by Operating Activities	$140	$150
Depreciation and amortization expense	(65)	(65)
Loss on debt extinguishment	(9)	(9)
Changes in working capital and other	5	-
Coal Logistics deferred revenue[1]	3	3
Income tax expense	2	2
Net Income	$76	$81
Depreciation and amortization expense	65	65
Interest expense, net	59	59
Income tax expense	(2)	(2)
Coal Logistics deferred revenue[1]	(3)	(3)
Adjusted EBITDA	$195	$200
EBITDA attributable to noncontrolling interest[2]	(10)	(10)
Adjusted EBITDA attributable to SXCP	$185	$190
Less:		
Ongoing capex (SXCP share)	(19)	(18)
Replacement capex accrual	(7)	(7)
Cash interest accrual	(48)	(48)
Cash tax accrual[3]	(1)	(1)
Distributable cash flow	$110	$116

(1) Coal Logistics deferred revenue represents revenue excluded from sales and other operating income related to the timing of revenue recognition on the Coal Logistics take-or-pay contracts, and reflects take-or-pay volume during the pre-acquisition period which, for U.S. GAAP purposes, is recognized as earnings at year-end.

(2) Adjusted EBITDA attributable to noncontrolling interest represents SXC's 2% interest in Haverhill and Middletown's projected Adjusted EBITDA, 25% interest in Granite City 's projected Adjusted EBITDA for 2015E post dropdown date of January 13, 2015 through August 11, 2015, and 2% of Granite City's projected Adjusted EBITDA for 2015E post dropdown date of August 12, 2015.

(3) Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.

SXCP Q3 2015 Earnings Call

2015E Capital Expenditures SXCPTM
100% Basis
($ in millions) 2014 2015E(2)
Ongoing $17 $20
Environmental Remediation(1) 45 20
Expansion 0 0
Total CapEx $62 $40
Prefunded from dropdown proceeds
(1) 2015E Environmental Remediation cost at Haverhill (~$12 million) and Granite City (~$8 million). These amounts have been pre-funded from dropdown proceeds.
(2) 2015E CapEx includes ~$1M of ongoing CapEx related to Convent Marine Terminal.
SXCP Q3 2015 Earnings Call